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                                                                   EXHIBIT 10.80

                                GENERAL RELEASE

     Dallas Parkway Properties, Inc. ("DDPI") and National Operating, L.P. ("NOLP") hereby agree to execute this General Release in favor of Polyphase Corporation ("Polyphase") in connection with that certain Stock Exchange Agreement by and between Tollway Properties, Inc. and Polyphase Corporation of even date herewith.

     Therefore, in consideration of the execution of this Agreement and other good and valuable consideration the parties hereby agree as follows:

     1. (a) DPPI and NOLP hereby irrevocably and unconditionally release and forever discharge Polyphase from its guarantee agreement executed on the 29th day of August, 1997, a copy of which is attached hereto and made a part hereof.

         (b) It is understood and agreed by the parties that this release extends to all claims arising out of the Guarantee Agreement of every nature and kind whatsoever, known and unknown, suspected or unsuspected, fixed or contingent, from the beginning of time until the end of time.

     2. Each of the parties warrants that such party has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to this Agreement and all matters covered by it.

     3. The parties to this Agreement agree that they shall each pay their own attorney fees, costs and expenses incurred in connection with this matter. In the event that any party is required to bring any actions against any other party to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party all attorneys fees, costs and expenses.

     4. The parties agree not to divulge or discuss or cause their counsel or anyone in privity with them to divulge or discuss, either directly or indirectly, the amount or terms of this Agreement and the facts or circumstances underlying this agreement, except insofar as may be required by law, regulation or regulatory review.

     5. This Agreement may be executed by the parties in several counter parts, and any such counterparts shall be deemed an original.

     6. This Agreement shall be binding upon and inure to the benefit of the parties hereto released and their respective employees, agents, servants, insurers, attorneys, predecessors, heirs, executors, trustees, administrators, assigns, successors, spouses, partners, parents, subsidiaries, affiliates, officers, directors, shareholders and joint venturers.

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        7. This Agreement and the terms hereof shall be governed in all respects including without limitation, interpretation, constitution and performance by the laws of the State of Texas.

        THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS GENERAL RELEASE; THAT THEY UNDERSTAND THE CONTENTS AND EFFECT OF THIS AGREEMENT AND RELEASE AND THAT THEY EXECUTE THIS AGREEMENT AND RELEASE AND MAKE THE COMPROMISES PROVIDED FOR HEREIN VOLUNTARILY AND OF THEIR OWN FREE WILL.


Polyphase Corporation                  Dallas Parkway Properties, Incorporated



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Chairman                               President



                                       National Operating L.P.



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                                       General Partner


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